EXHIBIT 23.1 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, of Attune RTD, of our report dated March 29, 2010, on the financial statements of Attune RTD (a development stage company) for the years ended December 31, 2009 and 2008, and the period from July 14, 2007 (Inception of Development Stage) to December 31, 2009.

/s/ Salberg & Company, P.A.
SALBERG & COMPANY, P.A.
Boca Raton, Florida
June 22, 2010